Exhibit 99.6

Greenrose Acquisition Corp. Announces Closing of Business Combination with Theraplant

- Greenrose to Continue Trading on the OTC Under Ticker Symbol “GNRS” -

AMITYVILLE, N.Y., November 29, 2021 (GLOBE NEWSWIRE) -- Greenrose Acquisition Corp. (OTC: GNRSU, GNRS, GNRSW) (“Greenrose” or the “Company”) announced today that it has closed its previously announced business combination (the “Business Combination”) with Connecticut-based Theraplant, LLC. The transaction was approved at a special meeting of Greenrose’s stockholders on October 27, 2021.

The Company has been renamed The Greenrose Holding Company Inc. and will continue to be listed on the OTC under the symbols “GNRS” and “GNRSW.” Greenrose also intends to co-list on the NEO exchange as soon as practicable after the close of the Business Combination.

With the closing of the Business Combination, Greenrose currently expects to continue to work towards the acquisition of each of Shango Holdings, Inc. and Futureworks LLC (d/b/a The Health Center) and certain assets of Arizona-based True Harvest, LLC. Each of these acquisitions is subject to, among other things, Greenrose’s compliance with certain debt covenants, the terms, conditions and rights in each of the applicable agreements and the receipt of applicable state regulatory approvals, if any.

“Today marks an important milestone for Greenrose,” said Mickey Harley, CEO and Director of Greenrose. “Becoming a public company provides us with an opportunity to accelerate both our organic and M&A expansion plans as we work to build a platform of cannabis assets around award-winning, high-quality flower. We are grateful to our shareholders and our team for continuing to support us as we reach this exciting moment.”

The acquisition of Theraplant, LLC was funded, in part, by a $105 million senior secured credit facility from DXR Finance, LLC.

Advisors

Imperial Capital, LLC and Boundary Peak Advisors are acting as capital markets advisors to Greenrose. Gateway Group is serving as communications advisor to Greenrose. Tarter Krinsky & Drogin LLP served as corporate, M&A and securities counsel for Greenrose, while Feuerstein Kulick LLP served as regulatory and debt counsel. Hinckley, Allen & Snyder LLP served as corporate, M&A and securities counsel and Canaccord Genuity served as financial advisor for Theraplant, LLC.

About The Greenrose Holding Company Inc.

The Greenrose Holding Company Inc. intends to become a multi-state cultivator and producer of cannabis brands and products. Greenrose is driven by cultivation, with the understanding that being a leader in the cannabis industry requires starting with outstanding flower derived from unique genetics and scalable growth methods. Greenrose aims to be a vertically integrated company that looks for scale and horizontal consolidation.

No Offer or Solicitation

This press release relates to the proposed Business Combination. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Greenrose’s or its target companies’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: liquidity of Greenrose’s stock; costs related to the proposed business combinations; Greenrose’s ability to manage growth; Greenrose’s ability to identify and integrate other future acquisitions; rising costs adversely affecting Greenrose’s profitability; competition in the legal cannabis industry; adverse changes to the legal environment for the cannabis industry; and general economic and market conditions impacting demand for Greenrose’s products and services. Readers should not unduly rely on any projections or other forward-looking statements or data contained herein.

Investor Relations Contact:
Gateway Investor Relations
Cody Slach or Jackie Keshner
(949) 574-3860
GNRS@gatewayir.com

Greenrose Contact:
Daniel Harley
Executive Vice President, Business Development
(516) 307-0383
ir@greenrosecorp.com